EXHIBIT 99.2

Hi-Tech Pharmacal Announces a 3-for-2 Stock Split of Its Common Stock

AMITYVILLE, N.Y.--(BUSINESS WIRE)--Dec. 9, 2005--Hi-Tech Pharmacal Co., Inc. (NASDAQ:HITK) reported today the Company's Board of Directors declared a 3-for-2 stock split to be distributed on January 11, 2006 to shareholders of record on December 30, 2005. As a result of the stock split, shareholders will receive one additional share for every two shares held on the record date.

Hi-Tech is a specialty pharmaceutical company developing, manufacturing and marketing branded and generic prescription and OTC products for the general healthcare industry. The Company specializes in difficult to manufacture liquid and semi-solid dosage forms and produces a range of sterile ophthalmic, otic and inhalation products. The Company's Health Care Products Division is a leading developer and marketer of branded prescription and OTC products for the diabetes marketplace.

Forward-looking statements (statements which are not historical facts) in this Press Release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to the impact of competitive products and pricing, product demand and market acceptance, new product development, the regulatory environment, including without limitation, the outcome of the Securities and Exchange Commission ("SEC") staff's investigation and any conclusion reached by the staff which are adverse to the Company, its officers or its directors, reliance on key strategic alliances, availability of raw materials, fluctuations in operating results and other results and other risks detailed from time-to-time in the Company's filings with the SEC. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements which speak only as of the date made. Hi-Tech is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Hi-Tech Pharmacal Co., Inc., Amityville
William Peters, 631-789-8228

SOURCE: Hi-Tech Pharmacal Co., Inc.